Exhibit 99.1

NEWAGE REPORTS 386% FULL YEAR 2019 REVENUE GROWTH

Strong Balance sheet with over $250 million in assets and cash of $61 million

Business transformation resulted in developing an infrastructure across 60 countries and a near 5-fold increase in full year revenue

DENVER, COLORADO, March 16, 2020 - NewAge Beverages Corporation (Nasdaq: NBEV), the Colorado-based healthy products company dedicated to inspiring and educating the planet to “live healthy”, today announced financial results for the year ended December 31, 2019 with revenue growth of 386%.

Highlights for Full Year 2019 Compared to Full Year 2018:

-	Net revenue increased 386% to $253.7 million versus prior year of $52.2 million

-	Gross margins increased to 60.2% compared to 17.8% in the prior year

-	Net loss was $89.8 million, driven primarily by a non-cash impairment charge

-	Adjusted EBITDA* loss improved by $1.7 million to $13.4 million from $15.2 million in 2018

* Adjusted EBITDA is a non-GAAP financial measure. See the discussion and reconciliation of non-GAAP financial measures below.

Brent Willis, Chief Executive Officer of NewAge commented, “In 2019 we increased our scale five times, evolving from a $50 million company to one with net revenue above $250 million. Whilst doing so, we gained access to a range of new channels and opportunities across our infrastructure that now spans 60 countries worldwide. We also added global iconic brands like Nestea, Volvic, Illy, and Evian to our portfolio, strengthened our platform worldwide and made important investments in our leadership team. We believe there is no better time to be in the business of healthy products, with a system like ours that primarily delivers directly to consumers’ homes. We are extremely well positioned to address consumer concerns for staying healthy around the world with our unique portfolio of healthy products and omnichannel route to market.”

Full Year 2019 Financial Results

In 2019, net revenue was $253.7 million compared to $52.2 million in 2018, an increase of 386%.

Gross profit for 2019 increased 16-fold to $152.7 million compared to $9.3 million in 2018. Gross margin increased to 60.2% for 2019 compared to 17.8% for 2018, which reflects a significant improvement in product portfolio, penetration of more profitable channels, and access to new, more profitable markets.

Net loss was $89.8 million, or $1.16 per share, during 2019 compared to a net loss of $12.1 million, or $0.26 per share, in 2018. The increase in net loss during 2019 was significantly impacted by the $44.9 million non-cash impairment charge taken during the year related to our U.S. retail brands business. Adjusted EBITDA loss improved by $1.7 million to $13.4 million from $15.2 million in the prior year period.

Gregory A. Gould, Chief Financial Officer, commented, “I believe we are well positioned for 2020 following our business transformation during 2019. We have a strong balance sheet with over $60 million of cash and over $250 million in assets with less than $30 million of debt, as well as a scale and revenue base that is almost five times the size we were in the prior year. Growing at this pace is always a challenge, but in the process we have kept our balance sheet and capital structure strong, providing us with flexibility for our next steps in 2020. We have impaired a majority of our U.S. retail business as we focus our efforts on our strongest and most profitable assets, which we expect to drive a meaningful improvement on our EBITDA in 2020.”

Fourth Quarter 2019 Financial Results

During the fourth quarter of 2019, net revenue increased 323% to $59.2 million compared to $14.0 million in the fourth quarter of 2018.

Gross profit in the fourth quarter of 2019 increased 10-fold to $32.2 million compared to $3.2 million in the fourth quarter of 2018. Gross margin increased to 54.3% for the fourth quarter of 2019 compared to 23.0% for the fourth quarter of 2018, reflecting the positive change in both product and channel mix, especially with our direct-to-consumer business.

Net loss was $65.9 million, or $0.83 per share, during the fourth quarter of 2019 compared to a net loss of $2.6 million, or $0.04 per share, in the fourth quarter of 2018. The increase in net loss was significantly impacted by the $44.9 million non-cash impairment charge taken during the fourth quarter of 2019.

Adjusted EBITDA was a loss of $17.4 million compared to an adjusted EBITDA loss of $8.7 million in the prior year period. The increased adjusted EBITDA loss was due primarily to the impact of the U.S. retail brands that are under strategic review, as well as continued softness in China that have been a consistent industry challenge since government intervention in the early part of 2019.

Conference Call

The Company will host a live conference call and webcast today at 8:00 a.m. ET. Conference call details are provided below. Interested investors can dial into the conference call to hear the details of management’s update and participate in a question and answer session.

Date: Monday, March 16, 2020

Time: 8:00 a.m. Eastern time

Toll-free dial-in number: 1-866-221-1749

International dial-in number: 1-270-215-9924

Conference ID: 7818277

The conference call will also be broadcast live and available for replay here and via the investors section of the Company’s website at https://newagebev.com/en-us/our-story/investors. The webcast replay will be available for approximately 45 days following the call.

Please call the conference telephone number 5-10 minutes prior to the start time. You will be asked to register your name and organization.

A replay of the conference call will be available after 11:00 a.m. Eastern Time on the same day through Monday, March 23, 2020.

Toll-free replay number: 1-855-859-2056

International replay number: 1-404-537-3406

Replay ID: 7818277

About NewAge Beverages Corporation (NASDAQ: NBEV)

NewAge is a Colorado based healthy products company dedicated to inspiring and educating consumers to “Live Healthy.” The Company is the only omni-channel distributed company with access to traditional retail, e-commerce, direct-to-consumer, and medical channels across 60 countries worldwide. NewAge markets a portfolio of better-for-you products including the brands Tahitian Noni, TeMana, Nestea, Volvic, Illy Coffee, Evian, Búcha Live Kombucha, and others. The Company operates the websites www.newage.com, www.nonibynewage.com, www.nestea.com, www.volvic.com, www.illy.com, www.evian.com, and a number of other individual brand websites.

NewAge has exclusively partnered with the world’s 5th largest water charity, WATERisLIFE, to end the world water crisis with the most innovative technologies available. Donate at WATERisLIFE.com to help us #EnditToday.

Safe Harbor Disclosure

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are any statement reflecting management’s current expectations regarding future results of operations, economic performance, financial condition and achievements of the Company including statements regarding NewAge’s expectation to see continued growth. The forward-looking statements are based on the assumption that operating performance and results will continue in line with historical results. Management believes these assumptions to be reasonable but there is no assurance that they will prove to be accurate. Forward-looking statements, specifically those concerning future performance are subject to certain risks and uncertainties, and actual results may differ materially. NewAge competes in a rapidly growing and transforming industry, and risk factors, including those disclosed in the Company’s filings with the Securities and Exchange Commission, might affect the Company’s operations. Unless required by applicable law, the Company undertakes no obligation to update or revise any forward-looking statements.

For investor inquiries about NewAge Beverages Corporation please contact:

Investor Relations Counsel:

John Mills/Scott Van Winkle

ICR – Strategic Communications and Advisory

Tel: 1-646-277-1254/1-617-956-6736

newage@icrinc.com

NewAge Beverages Corporation:

Gregory A. Gould

Chief Financial Officer

Tel: 1-303-566-3030

Greg_Gould@NewAge.com

NEW AGE BEVERAGES CORPORATION

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2019 AND 2018

(In thousands, except per share amounts)

	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$60,842	$42,517
Accounts receivable, net of allowance of $535 and $134, respectively	11,012	9,837
Inventories	36,718	37,148
Prepaid expenses and other	4,384	6,473

Total current assets	112,956	95,975

Long-term assets:
Identifiable intangible assets, net	43,443	67,830
Property and equipment, net	28,443	57,281
Goodwill	10,284	31,514
Right-of-use lease assets	38,458	18,489
Deferred income taxes	9,128	8,908
Restricted cash and other	8,418	6,935

Total assets	$251,130	$286,932

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,259	$8,960
Accrued liabilities	49,451	34,019
Current portion of business combination liabilities	5,508	8,718
Current maturities of long-term debt	11,208	3,369

Total current liabilities	79,426	55,066

Long-term liabilities:
Business combination liabilities, net of current portion	-	43,412
Long-term debt, net of current maturities	12,802	1,325
Operating lease liabilities, net of current portion:
Lease liability	35,513	13,686
Deferred lease financing obligation	16,541	-
Deferred income taxes	5,441	9,747
Other	9,132	9,160

Total liabilities	158,855	132,396

Stockholders’ equity:
Common Stock; $0.001 par value. Authorized 200,000 shares; issued and outstanding 81,873 and 75,067 shares as of December 31, 2019 and 2018, respectively	82	75
Additional paid-in capital	203,862	176,471
Accumulated other comprehensive income	802	626
Accumulated deficit	(112,471)	(22,636)

Total stockholders’ equity	92,275	154,536

Total liabilities and stockholders’ equity	$251,130	$286,932

NEW AGE BEVERAGES CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net revenue	$59,225	$13,996	$253,708	$52,160
Cost of goods sold	27,039	10,776	101,001	42,865

Gross profit	32,186	3,220	152,707	9,295

Operating expenses:
Commissions	17,131	1,752	75,961	2,781
Selling, general and administrative	33,861	7,552	114,982	20,288
Business combination expense (gain):
Financial advisor and other transaction costs	-	3,189	-	3,189
Change in fair value of earnout obligations	(900)	-	(13,809)	100
Long-lived asset impairment expense:
Goodwill and identifiable intangible assets	44,925	-	44,925	-
Right-of-use assets	765	-	2,265	-
Depreciation and amortization expense	1,888	856	8,382	2,310

Total operating expenses	97,670	13,349	232,706	28,668

Operating loss	(65,484)	(10,129)	(79,999)	(19,373)

Non-operating income (expenses):
Gain from sale of property and equipment	8	-	6,365	-
Interest expense	(548)	(843)	(3,677)	(1,068)
Gain (loss) from change in fair value of derivatives, net	67	(470)	371	(470)
Interest and other income (expense), net	6	(98)	(227)	(151)

Loss before income taxes	(65,951)	(11,540)	(77,167)	(21,062)
Income tax benefit (expense)	100	8,927	(12,668)	8,927

Net loss	$(65,851)	$(2,613)	$(89,835)	$(12,135)

Net loss per share attributable to common stockholders (basic and diluted)	$(0.83)	$(0.04)	$(1.16)	$(0.26)

Weighted average number of shares of Common Stock outstanding (basic and diluted)	79,351	67,077	77,252	46,448

NEW AGE BEVERAGES CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2019 AND 2018

(In thousands)

	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(89,835)	$(12,135)
Adjustments to reconcile net loss to net cash used in operating activities:
Long-lived asset impairment expense	47,190	-
Depreciation and amortization	8,759	2,310
Non-cash lease expense	7,086	413
Stock-based compensation expense	6,388	2,533
Accretion and amortization of debt discount and issuance costs	1,937	780
Expense for make-whole premium	480	176
Issuance of common stock for acquisition expenses in business combination	-	1,166
Change in fair value of earnout obligations	(13,809)	100
Gain from sale of property and equipment	(6,365)	-
Deferred income tax benefit	(4,944)	(8,927)
(Gain) loss from change in fair value of derivatives	(371)	470
Changes in operating assets and liabilities, net of effects of business combinations:
Accounts receivable	(501)	1,286
Inventories	2,792	(3,374)
Prepaid expenses, deposits and other	902	(1,777)
Accounts payable	907	(3,583)
Other accrued liabilities	7,583	(1,269)

Net cash used in operating activities	(31,801)	(21,831)

CASH FLOWS FROM INVESTING ACTIVITIES:
Net proceeds from sale of land and building in Japan:
Related to sale of property	35,873	-
Repair obligation	1,675	-
Capital expenditures for property and equipment	(5,357)	(744)
Security deposit under sale leaseback arrangement	(1,799)	-
Cash paid for business combinations, net of cash acquired	(963)	(28,694)

Net cash provided by (used in) investing activities	29,429	(29,438)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings	61,288	9,526
Principal payments on borrowings	(43,887)	(9,955)
Proceeds from issuance of common stock	20,102	99,857
Proceeds from deferred lease financing obligation	17,640	-
Proceeds from exercise of stock options	624	-
Principal payments on business combination obligations	(34,000)	-
Debt issuance costs paid	(951)	(634)
Make-whole premium on early prepayment of debt	(480)	(176)
Payments for deferred offering costs	(479)	(2,217)
Payments under deferred lease financing obligation	(463)	-

Net cash provided by financing activities	19,394	96,401

Effect of foreign currency translation changes	1,693	439

Net change in cash, cash equivalents and restricted cash	18,715	45,571
Cash, cash equivalents and restricted cash at beginning of year	45,856	285

Cash, cash equivalents and restricted cash at end of year	$64,571	$45,856

Non-GAAP Financial Measures

The primary purpose of using non-GAAP financial measures is to provide supplemental information that we believe may be useful to investors and to enable investors to evaluate our results in the same way we do. We also present the non-GAAP financial measures because we believe they assist investors in comparing our performance across reporting periods on a consistent basis, as well as comparing our results against the results of other companies, by excluding items that we do not believe are indicative of our core operating performance. Specifically, we use these non-GAAP measures as measures of operating performance; to prepare our annual operating budget; to allocate resources to enhance the financial performance of our business; to evaluate the effectiveness of our business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of our results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communications with our board of directors concerning our financial performance. Investors should be aware, however, that not all companies define these non-GAAP measures consistently.

We provide in the table below a reconciliation from the most directly comparable GAAP financial measure to each non-GAAP financial measure presented.

EBITDA and Adjusted EBITDA. The calculation of our EBITDA and Adjusted EBITDA is presented below (in thousands):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net loss	$(65,851)	$(2,613)	$(89,835)	$(12,135)
EBITDA Non-GAAP adjustments:
Interest expense	548	843	3,677	1,068
Income tax expense (benefit)	(100)	(8,927)	12,668	(8,927)
Depreciation and amortization expense	1,983	856	8,759	2,310

EBITDA	(63,420)	(9,841)	(64,731)	(17,684)
Adjusted EBITDA Non-GAAP adjustments:
Stock-based compensation expense	1,110	1,146	6,388	2,533
Impairment of goodwill and identifiable intangible assets	44,925	-	44,925	-

Adjusted EBITDA	$(17,385)	$(8,695)	$(13,418)	$(15,151)

EBITDA is defined as net income (loss) adjusted to exclude GAAP amounts for interest expense, income tax expense, and depreciation and amortization expense. For the calculation of Adjusted EBITDA, we also exclude the following items for the periods presented:

Stock-Based Compensation Expense: Our compensation strategy includes the use of stock-based compensation to attract and retain employees, directors and consultants. This strategy is principally aimed at aligning the employee interests with those of our stockholders and to achieve long-term employee retention, rather than to motivate or reward operational performance for any particular period. As a result, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

Impairment of goodwill and identifiable intangible assets: We have excluded impairment write-downs related to goodwill and identifiable intangible assets since these non-cash charges are not indicative of our core operating performance.